UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 25, 2008

American Realty Capital Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-145949	71-1036989
(Commission File Number)	(IRS Employer Identification No.)

106 Old York Road Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

(215) 887-2189 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bradford L. Watt Appointment as President and Managing Director of American Realty Capital Exchange, LLC

On September 25, 2008, the Company appointed Bradford L. Watt President and Managing Director of American Realty Capital Exchange, LLC (“ARCX”), a subsidiary of American Realty Capital Advisors, LLC (the “Advisor”), the affiliated external advisor to American Realty Capital Trust, Inc. Additionally, Mr. Watt was appointed Executive Vice President - Business Development at Realty Capital Securities, LLC, the Company’s affiliated dealer manager.

Prior to joining the Company’s affiliated advisor and dealer manager, Mr. Watt served as managing director and President of his own 1031 wealth management company. He previously held key executive positions with three nationally recognized real estate sponsors, and has served as general partner and principal in numerous of private placement equity offerings, specializing in structured finance and sale-leaseback financing.

Persons selling real estate held for investment often seek to reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Internal Revenue Code. As a result of demand in the market place for this type of offering, our Advisor has developed a program to facilitate these transactions, referred to as like-kind exchanges. ARCX will acquire real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges (“1031 Participants”). ARCX will acquire the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepare and market a private placement memorandum for the sale of co-tenancy interests in that property - see Section 1031 Exchange Program within the Prospectus.

The Company believes it is favorably positioned to meet the demand for these sought after programs given its focus on acquiring single-tenanted properties, leased to investment grade and credit worthy tenants on a long-term basis. Through anticipated programs offered by ARCX, the Company will continue to diversify its holdings by selling a portion of equity needed to acquire the underlying property or portfolio while still retaining a majority position. Capital generated by these transactions will be invested in additional real estate investments. The Company believes these programs will accelerate its overall acquisition strategy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: September 25, 2008	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors